UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2008

Reliant Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 497-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02 Termination of a Material Definitive Agreement.

In this Current Report on Form 8-K (Form 8-K), "Reliant Energy" refers to Reliant Energy, Inc., and "we," "us" and "our" refer to Reliant Energy and its subsidiaries.

The financing contemplated by the Participating Preferred Stock Purchase Agreement between FR Reliant Holdings LP ("First Reserve") as purchaser of $350 million of participating convertible preferred stock and Reliant Energy (the "Purchase Agreement"), was contingent, among other things, upon funding under a definitive agreement with GS Loan Partners (an affiliate of Goldman Sachs & Co.) for $650 million in senior secured term loans. We previously determined not to proceed with the GS Loan Partners financing and, accordingly, the First Reserve financing. Our commitment with GS Loan Partners expired on November 26, 2008, which gave First Reserve the right to terminate the Purchase Agreement prior to its stated termination date of December 31, 2008. On December 5, 2008, the Purchase Agreement was formally terminated and we paid a $35 million termination fee to First Reserve.

A summary of the Purchase Agreement’s material terms and conditions is incorporated by reference to our Item 1.01 Form 8-K filed with the Securities and Exchange Commission on October 16, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliant Energy, Inc.

December 9, 2008	By:	Thomas C. Livengood

Name: Thomas C. Livengood
Title: Senior Vice President and Controller